Exhibit 10.26

MORTGAGE LOAN CUSTODIAL AGREEMENT
PURCHASER:	GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
ADDRESS:	600 STEAMBOAT ROAD
GREENWICH, CT 06830

CUSTODIAN:	GMAC BANK
ADDRESS:	3710 Kennet Pike
Greenville, Delaware 19807

SELLER:	E-LOAN, INC.
ADDRESS:	5875 Arnold Road
Dublin, California 94568
DATE: as of September 1, 2003

EXHIBITS*
Exhibit A	Cash Window Submission Package
Exhibit A-1	Freddie Mac Document List
Exhibit A-2	Fannie Mae Document List
Exhibit B-1	Conduit Submission Package
Exhibit B-2	Bailee Letter
Exhibit C-1	Request for Certification
Exhibit C-2	Notice of Intent to Issue a Trust Receipt
Exhibit D-1	Form of Trust Receipt
Exhibit E-1	Warehouse Lender's Release
Exhibit E-2	Warehouse Lender's Wire Instructions
Exhibit F-1	Seller's Release
Exhibit F-2	Seller's Wire Instructions
Exhibit F-3	Purchaser's Wire Instructions to Seller
Exhibit G	Notice by Assignee to Custodian of Purchaser's Default
Exhibit H	Form of Delivery Instructions
Exhibit I	List of Conduits
Exhibit J	Custodian Fees and Expenses
Exhibit K	Mortgage Loan Schedule
Exhibit L	Notice of Assignment

*Exhibits and schedules have been omitted in accordance with Item 601 of Regulation S-K, and will be provided upon request.

MORTGAGE LOAN CUSTODIAL AGREEMENT

THIS Mortgage Loan Custodial Agreement ("Agreement"), dated as of the date set forth on the cover page hereof, among GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. ("Purchaser"), GMAC BANK ("Custodian") and the SELLER whose name is set forth on the cover page hereof ("Seller").

PRELIMINARY STATEMENT

Purchaser has agreed to purchase, from time to time, at its sole election from Seller, certain residential first mortgage loans pursuant to the terms and conditions of one or more Purchase Agreements between Purchaser and Seller relating to Cash Window Transactions or Conduit Transactions. Seller is obligated to service the Mortgage Loans pursuant to the terms and conditions of the Purchase Agreements. Purchaser desires to have Custodian take possession of the Mortgage Notes evidencing the Mortgage Loans, along with certain other documents specified herein, as the custodian for and bailee of Purchaser or Assignee in accordance with the terms and conditions hereof.

The parties hereto agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

"Agency": Freddie Mac or Fannie Mae, as applicable.

"Applicable Agency Documents": The documents listed on Exhibit A-1 or Exhibit A-2, as applicable.

"Applicable Guide": With respect to each Takeout Investor the applicable guide published by such Takeout Investor setting forth the requirements each Mortgage Loan needs to satisfy in order to be eligible for purchase by such Takeout Investor, as such guide may be amended or supplemented from time to time.

"Assignee": The party identified in writing to Custodian from time to time who acts as agent for certain beneficiaries pursuant to certain Repurchase Transaction Tri-Party Custody Agreements with Purchaser or otherwise.

"Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of a Mortgage.

"Bailee Letter": Bailee letter in the form attached hereto as Exhibit B-2, as applicable.

"Business Day": Any day other than (a) a Saturday, Sunday or other day on which banks located in the State of California or The City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which Purchaser or Custodian is closed for business, provided that notice thereof shall have been given not less than seven calendar days prior to such day.

"Cash Window Submission Package": The documents listed on Exhibit A, which shall be delivered by Seller to Custodian in connection with each Cash Window Transaction and the Applicable Agency Documents which shall be held by Seller on behalf of Purchaser until their delivery by Seller to the Agency on the Delivery Date.

"Cash Window Transaction": A transaction initiated by Seller's delivery of a Request for Certification which identifies Fannie Mae or Freddie Mac as the Takeout Investor.

"Certification": With respect to a Mortgage Loan, the full performance by Custodian of the procedures set forth in Sections 4(a) and 4(b).

"Conduit": Any of the Entities listed on Exhibit I, as amended or supplemented from time to time.

"Conduit Submission Package": The documents listed on Exhibit B-1, which shall be delivered by Seller to Custodian in connection with each Conduit Transaction.

"Conduit Transaction": A transaction initiated by Seller's delivery of a Request for Certification which identifies a Conduit as the Takeout Investor.

"Custodial File": With respect to each Mortgage Loan, a Submission Package.

"Custodian": Residential Funding Corporation, and its permitted successors hereunder.

"Delivery Date": With respect to a Mortgage Loan, the date set forth on the related Request for Certification in the "DELIVERY DATE" column, which shall be the Business Day on which Seller desires that the applicable portion of the related Submission Package be sent by Custodian to the Takeout Investor.

"Delivery Instructions": With respect to a Mortgage Loan, instructions prepared by Seller, in the form of Exhibit H, indicating the address for the delivery by Custodian of the applicable portion of the related Submission Package to the Takeout Investor or its custodian.

"Entity": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

"Expected Delivery Date": The date identified on a Request for Certification as the "Expected Delivery Date of Mortgage File", which shall be the date on which Seller has informed Purchaser that a Submission Package will be received by Custodian from Seller.

"Freddie Mac": Freddie Mac

"Freddie Mac Commitment": A commitment executed by Freddie Mac and Seller evidencing Freddie Mac's agreement to purchase one or more Mortgage Loans from Seller and Seller's agreement to sell one or more Mortgage Loans to Freddie Mac under the Applicable Guide.

"Fannie Mae": Fannie Mae

"Fannie Mae Commitment": A commitment executed by Fannie Mae and Seller, evidencing Fannie Mae's agreement to purchase one or more Mortgage Loans from Seller and Seller's agreement to sell one or more Mortgage Loans to Fannie Mae under the Applicable Guide.

"HUD": United States Department of Housing and Urban Development and any successor thereto.

"Loan Identification Data": The applicable information regarding a Mortgage Loan, set forth on a Request for Certification, which shall include Purchaser's reference number, the name of Purchaser's applicable program, the Mortgage Loan number, the last name of the Mortgagor, the face amount of the Mortgage Note, the number of months to maturity of the Mortgage Loan, the interest rate borne by the Mortgage Note, the name of the Takeout Investor, the sale price of the Mortgage Loan to the Takeout Investor, the Commitment number, the Commitment Expiration Date, the Delivery Date, the Release Payment, and the name of the Warehouse Lender.

"MERS": Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

"MERS Mortgage Loan": Any Mortgage Loan as to which the related Mortgage or assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

"Mortgage": A mortgage, deed of trust or other security instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Note.

"Mortgage Loan": A one-to-four family residential mortgage loan that is subject to this Agreement.

"Mortgage Loan Schedule": A listing prepared by Custodian of all Mortgage Loans with respect to which the Custodian has issued a Trust Receipt and that Purchaser has not communicated to Custodian its release of interest therein, substantially similar to Custodian's Loans in Warehouse Report.

"Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

"Mortgaged Property": The property subject to the lien of the Mortgage securing a Mortgage Note.

"Mortgagor": The obligor on a Mortgage Note.

"Notice of Intent to Issue a Trust Receipt": A report from Custodian, substantially in the form of Exhibit C-2 hereto, indicating that with respect to the Mortgage Loans listed in the attached schedule, the Custodian has received and certified a Submission Package.

"Payee Number": The code used by Fannie Mae to indicate the wire transfer instructions that will be used by Fannie Mae to purchase a Mortgage Loan.

"Purchase Agreement": Each Mortgage Loan Purchase Agreement, dated as of the date set forth on the cover page thereof, between Seller and Purchaser, as each is amended from time to time providing the terms of Cash Window Transactions or Conduit Transactions.

"Purchase Date": With respect to a Mortgage Loan, the Business Day on which Purchaser purchases such Mortgage Loan from Seller.

"Purchaser": Greenwich Capital Financial Products, Inc. and its successors permitted hereunder.

"Purchaser's Wire Instructions to Seller": The wire instructions, set forth on Exhibit H-1, specifying the account which shall be used for the payment of all amounts due and payable by Seller to Purchaser hereunder.

"Purchaser's Payment": The amount set forth on the Request for Certification in the "RELEASE PAYMENT" column.

"Registered Holder": The holder of the Trust Receipt, as reflected on the books and records of the Custodian.

"Release Payment": The funds referred to in a Warehouse Lender's Release or Seller's Release, as applicable.

"Request for Certification": A report detailing Loan Identification Data supplied by Seller to Purchaser and to Custodian either via facsimile in the form of Exhibit C-1 or transmitted electronically in an appropriate data layout, regarding all Mortgage Loans being offered for sale by Seller to Purchaser on the Submission Package Delivery Date.

"Seller": The Seller whose name is set forth on the cover page hereof and its permitted successors hereunder.

"Seller's Release": A letter, in the form of Exhibit F-1, delivered by Seller when no Warehouse Lender has an interest in a Mortgage Loan, conditionally releasing all of Seller's right, title and interest in certain Mortgage Loans identified thereon upon receipt of payment by Seller.

"Seller's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit F-2, to be used for the payment of funds to Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

"Submission Package": With respect to each Mortgage Loan, a Cash Window Submission Package or a Conduit Submission Package, as applicable.

"Successor Servicer": An entity designated by Purchaser, in conformity with the Purchase Agreement, to replace Seller as servicer for Purchaser, and, with respect to Cash Window Transactions, as seller/servicer of the Mortgage Loans for the Agency.

"Takeout Investor": The Entity that will purchase a Mortgage Loan from the Purchaser, which may be an Agency or a Conduit, as applicable.

"Trust Receipt": A receipt of Custodian, substantially in the form of Exhibit D-1 hereto, indicating that with respect to the Mortgage Loans listed on the attached schedule, the Custodian has performed the procedures set forth in Sections 4(a) and 4(b) hereof, that it has received the Cash Window Submission Package or the Conduit Submission Package, as applicable, and that it is holding such documents as bailee and custodian of Purchaser.

"Underwriter": Any party, including but not limited to a mortgage loan pool insurer, who underwrites a Mortgage Loan prior to its purchase by Purchaser.

"Underwriter's Form": A Fannie Mae/Freddie Mac Form 1008/1077, HUD 92900WS, HUD92900.4, VA Form 26-6393, VA Form 26-1866, a mortgage loan pool insurance certificate, or an underwriting approval form from a primary mortgage insurer, as applicable, completed by an Underwriter with respect to a Mortgage Loan, indicating that such Mortgage Loan complies with its underwriting requirements.

"Warehouse Lender": Any lender providing financing to Seller in any amount for the purpose of originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

"Warehouse Lender's Release": A letter, in the form of Exhibit E-1, from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender's right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

"Warehouse Lender's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit E-2, from a Warehouse Lender to Purchaser, setting forth wire instructions for all amounts due and payable to such Warehouse Lender.

Section 2. Delivery of Documents by Seller.

If Seller desires to engage in Cash Window Transactions:

(1) relating to a Mortgage Loan covered by a Freddie Mac Commitment, Seller shall deliver to Purchaser a copy of (i) Freddie Mac Form 1035 (Custodial Agreement), if applicable, duly executed by the related custodian and Freddie Mac, and (ii) Freddie Mac Form 3 (Summary Agreement) or such other equivalent agreement as is acceptable to Purchaser, duly executed by Seller and Freddie Mac; or

(2) relating to a Mortgage Loan covered by a Fannie Mae Commitment, Seller shall deliver to Purchaser a copy of (i) Fannie Mae Form 2003 (Custodial Agreement) if applicable, duly executed by the related custodian and Fannie Mae, (ii) Fannie Mae Mortgage Selling and Servicing Contract, and Fannie Mae Form 482 (Designation of Payee - Wire Transfer Information).

(a) With respect to each Mortgage Loan being offered by Seller for sale to Purchaser pursuant to (i) a Cash Window Transaction or (ii) a Conduit Transaction, Seller shall deliver to Custodian a Submission Package on or before the Expected Delivery Date. In no event shall Seller deliver a Submission Package to Custodian later than 8:00 a.m. New York City time on the related Delivery Date.

(b) With respect to each Mortgage Loan being offered by Seller for sale to Purchaser pursuant to (i) a Cash Window Transaction or (ii) a Conduit Transaction, Seller shall insure that Custodian and Purchaser have received a Request for Certification no later than 8:00 a.m. New York City time on the related Purchase Date. Further, Seller shall insure that (i) Custodian shall be in possession of a Submission Package for each Mortgage Loan identified on a Request for Certification, and (ii) Purchaser or Custodian is in possession of a Warehouse Lender's Release or Seller's Release, as applicable, no later than 11:00 a.m. New York City time on the related Purchase Date. Upon receipt by Custodian of such Request for Certification, Custodian shall ascertain whether it is in possession of a Submission Package for each Mortgage Loan identified on a Request for Certification and shall certify, in accordance with Section 4(a) and Section 4(b) herein, each Submission Package. No later than 3:00 p.m. New York City time on the related Purchase Date Custodian shall fax Notice Of Intent to Issue a Trust Receipt and Warehouse Lender's Release or Seller's Release as applicable to Purchaser at 203-618-2149. If Custodian is not in possession of a Submission Package relating to a Mortgage Loan identified on a Request for Certification, or after the review pursuant to Section 4 (a) and 4(b) Custodian determines that the Submission Package is incomplete, the Custodian shall notify Seller. Purchaser shall notify Custodian not later than 4:00 p.m. New York City time on the related Purchase Date of its intent not to purchase any of the Mortgage Loans. Purchaser must pay the Release Payment in accordance with the Warehouse Lender's Wire Instructions, or if there is no Warehouse Lender, in accordance with the Seller's Wire Instructions no later than 6:00 p.m. New York City time on the related Purchase Date or the Notice of Intent to Issue a Trust Receipt shall be null and void and of no further force or effect.

(c) If Custodian receives a bailee letter on behalf of the Seller or a Warehouse Lender with its receipt of any Submission Package, then Custodian will not issue a Notice Of Intent to Issue a Trust Receipt or Trust Receipt to Purchaser until Custodian receives evidence of purchase in the form of a Seller's or Warehouse Lender's Release Letter. Upon receipt of the Seller's Release Letter or Warehouse Lender's Release Letter, the Custodian is permitted to issue a Notice Of Intent to Issue a Trust Receipt to the Purchaser upon its review of the documents contained in the Submission Package.

(d) Nightly on each Business Day, and within one Business Day after Purchaser's release of its interest in a Mortgage Loan, Purchaser shall deliver to Custodian via facsimile or electronic transmission a detailed listing of any Mortgage Loans with respect to which Purchaser has released its interest. The Custodian shall deliver to Purchaser on a daily basis, not later than 12:00 p.m. New York City time on each Business Day via facsimile or electronic transmission a cumulative Trust Receipt to Purchaser. The cumulative Trust Receipt should include: (i) all Mortgage Loans that Custodian has certified on all prior Purchase Dates that Purchaser has not communicated to Custodian its release of interest in and (ii) the collateral location pursuant to the Mortgage Loan Schedule of each Mortgage Loan appearing on this report. The original Trust Receipt is to be sent via nationally accepted overnight carrier to JPMorgan Chase Bank 4 New York Plaza Ground Floor Outsourcing Dept. New York, NY. 10004.

Section 3. Custodian as Custodian for, and Bailee of, Purchaser, Assignee and Warehouse Lender.

(a) With respect to each Submission Package delivered to Custodian hereunder, Custodian, subject to the provisions of paragraphs (b) and (c) of this Section 3, shall act solely in the capacity of custodian for, and bailee of, Purchaser. Custodian shall, subject to the provisions of paragraphs (b) and (c) of this Section 3 and except as otherwise required by Section 4: (i) hold all documents constituting a Submission Package received by it for the exclusive use and benefit of Purchaser; (ii) make disposition thereof only in accordance with this Agreement or at the direction of Purchaser; and (iii) have no discretion or authority to act in a manner which is in any respect contrary to its role as Custodian under this Agreement. Custodian shall systematically segregate and maintain continuous custody of all documents constituting a Submission Package received by it in secure and fire resistant facilities in accordance with its customary standards for such custody and shall mark its books and records to indicate that the Submission Package is being held for Purchaser.

(b) Purchaser hereby notifies Custodian that each Mortgage Loan purchased by Purchaser from Seller shall be promptly assigned by Purchaser to Assignee, as of the Purchase Date, as described in Section 9. Upon notice, in the form of Exhibit G, by Assignee to Custodian of Purchaser's default, Assignee may (i) require Custodian to act with respect to the related Submission Packages solely in the capacity of custodian for, and bailee of, Assignee, but nevertheless subject to and in accordance with the terms of this Agreement, (ii) require Custodian to hold such Submission Packages for the exclusive use and benefit of Assignee and (iii)  assume the rights of Purchaser under this Agreement to furnish instructions to Custodian as to the disposition of such Submission Packages which rights shall thereupon be exercisable solely by Assignee. Custodian shall give Assignee written acknowledgement of its receipt of such notice, by executing such notice and returning a copy thereof to Assignee. In the event that, prior to receipt of such notice from Assignee, Custodian delivered any Submission Package to Purchaser, Takeout Investor or Purchaser's designee, Custodian shall so notify Assignee, and Custodian shall not be deemed to hold such Submission Package for Assignee unless and until such Submission Package is redelivered to Custodian. The failure of Custodian to give the written acknowledgment referred to above shall not affect the validity of such assignment, pledge or grant of a security interest from Purchaser to Assignee. The effects of Assignee's notice to Custodian set forth above shall continue until Custodian is otherwise notified in writing by Assignee. The terms of this Agreement shall not apply to any Submission Package physically delivered by Custodian to Assignee.

(c) Seller and Purchaser acknowledge that the Warehouse Lender, if any, identified from time to time in each Warehouse Lender's Release to be received by Purchaser pursuant to Section 2(d), is a warehouse lender for the Seller. Seller and Purchaser acknowledge that, in accordance with the terms of each Warehouse Lender's Release to be received by the Purchaser pursuant to Section 2(d), pursuant to which the applicable Warehouse Lender releases its security interest in the Mortgage Loan referred to in the related Warehouse Lender's Release, such release shall not be effective until the Release Payment is received in accordance with the Warehouse Lender's Wire Instructions. Until receipt of a Release Payment, the interest of the related Warehouse Lender in a Mortgage Loan shall continue and remain in full force and effect. Notwithstanding any provision herein to the contrary, Warehouse Lender's Release shall be effective automatically, without any further action by any party, upon Warehouse Lender's receipt from Purchaser of the Release Payment, in accordance with Warehouse Lender's Wire Instructions.

(d) If any additional documents relating to the Submission Package come into the Custodian's possession, the provisions of paragraphs (a), (b) and (c) of this Section 3 shall apply to such additional documents in the same manner as such provisions apply to related Submission Package.

Section 4. Certification by Custodian; Delivery of Documents.

(a) With respect to each Mortgage Loan that Purchaser desires to purchase, Seller shall deliver to Custodian a Request for Certification and Submission Package(s). Upon receipt by Custodian of a Request for Certification, Custodian shall perform the following procedures with respect to each Mortgage Loan listed on such Request for Certification:

(i) Custodian shall ascertain whether it is in possession of a Submission Package for each Mortgage Loan identified on a Request for Certification. If Custodian is not in possession of a Submission Package relating to a Mortgage Loan identified on a Request for Certification or the Submission Package relating to a Mortgage Loan identified on a Request for Certification is incomplete, Custodian shall not include such Mortgage Loan on its Notice of Intent to Issue a Trust Receipt, which shall be prepared in accordance with Section 4(c).

(ii) With respect to each Request for Certification, Custodian shall verify the Loan Identification Data appearing in (1) the "LAST NAME" column by comparing such Loan Identification Data to the information in the Mortgage Note, Mortgage and, except in the case of a MERS Mortgage Loan, the Assignment of Mortgage, (2) the "LOAN AMOUNT" and "LOAN NUMBER" columns by comparing such Loan Identification Data to the information in the Mortgage Note;

After applying the applicable procedures set forth in this clause (ii) above, if there are any discrepancies between such Loan Identification Data and documents comprising the Submission Package, the Notice of Intent to Issue a Trust Receipt will reflect the correct data as taken from the loan documents comprising the Submission Package.

(b) With respect to each Request for Certification, following completion by Custodian of the procedures set forth in Section (4)(a):

(i) Custodian shall review each Submission Package and shall ascertain whether (A) each document required by this Agreement to be in such Submission Package is in the Custodian's possession, (B) each document in the Custodian's possession conforms to the Loan Identification Data specified in Section 4(a)(ii), (C) each document appears regular on its face, (D) each document in the Submission Package appears on its face to conform to the requirements of Exhibit A or Exhibit B-1, as applicable,

(ii) If Custodian determines that the Submission Package conforms in all respects with Section 4(b)(i), Custodian shall include Mortgage Loan on the loan list attached to the Notice of Intent to Issue a Trust Receipt.

(c) Custodian shall use its reasonable efforts to perform a Certification with respect to any Submission Package delivered after 8:00 a.m. New York City time on a related Expected Delivery Date for which it has received a Request for Certification. Upon completion of its Certification, Custodian shall prepare and deliver to Purchaser a Notice of Intent to Issue a Trust Receipt and applicable release by 3:00 p.m. New York City time. All applicable documents comprising a Submission Package relating to a Mortgage Loan with respect to which Custodian has issued a Trust Receipt shall be delivered by Custodian in such reasonable order as Custodian may determine and in accordance with Section 11, via overnight courier in accordance with the Delivery Instructions on the applicable Delivery Date and, for Conduit Transactions, under cover of a fully completed Bailee Letter prepared by Custodian. In those cases where a copy of any intervening mortgage assignment, or an unrecorded original of any intervening mortgage assignment are delivered to the Custodian, Seller shall cause the original of such instrument to be recorded. If Delivery Instructions direct Custodian to deliver a Submission Package to a location that is not Takeout Investor's office as listed on Exhibit I, which may be amended from time to time by Purchaser, Custodian must receive Purchaser's written consent to make deliveries to such location prior to complying with such Delivery Instructions. Upon receipt of one written approval from Purchaser, such written approval shall, unless Custodian receives a notice from Purchaser to the contrary, be deemed to apply to all Delivery Instructions delivered in the future by Seller that list such location. Following delivery by Custodian of the applicable portion of a Submission Package to Takeout Investor, and subsequent to Purchaser's communication to Custodian that the Mortgage Loan has been purchased by the Takeout Investor, all remaining documents comprising such Submission Package shall be held by Custodian for 30 (thirty) calendar days and then may be discarded by Custodian.

All applicable documents comprising an incomplete Submission Package relating to a Mortgage Loan with respect to which Custodian has not certified shall be held by Custodian until receipt from Seller of instructions. Seller shall instruct Custodian as to the action, if any, Custodian should take with respect to such Mortgage Loan.

(d) As outlined in Section 2(d), Custodian shall deliver to Purchaser, no later than 12:00 p.m. New York City Time on each business day, by facsimile transmission to 203-618-2149, a Trust Receipt with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached thereto with the original sent by overnight courier to Assignee. This Trust Receipt will represent the cumulative summation of all Mortgage Loans for which the Custodian has certified on any Business Day less any Mortgage Loans as to which the Purchaser has notified Custodian that its interest has been released.

(e) At any time following the delivery of a Trust Receipt, in the event Custodian becomes aware of any defect with respect to such Submission Package or the related forms, including the return of documents to the Custodian from Takeout Investor due to a defect in such documents, the Custodian shall give prompt written notice of such defect to the Purchaser. In addition, Custodian shall provide written notice in the event that any documents remain in the possession of a Takeout Investor for ten days and the related Mortgage Loans have not been purchased by Takeout Investor prior to such date.

(f) In accordance with the provisions of an electronic tracking agreement to be entered into by the parties, if necessary, the Seller shall (1) cause each Mortgage Loan that is to be sold to the Purchaser on a Purchase Date to be recorded in the name of MERS and designated a MERS Mortgage Loan on the related Loan Identification Data and (2) cause the Purchaser to be designated an Associated Member (as defined in the Electronic Tracking Agreement) with respect to each such MERS Mortgage Loan.

Section 5. [Intentionally omitted].

Section 6. Default. If Seller fails to fulfill any of its obligations under the Purchase Agreement or hereunder or in connection with the exercise by Purchaser of any remedy pursuant to Section 3 of the Purchase Agreement then, subject to the provisions of Section 3(b) hereof, Purchaser may, by notice to Custodian,  when applicable, require Custodian to deliver to Purchaser, Takeout Investor or Successor Servicer the Submission Packages (or any portion thereof specified by Purchaser) in Custodian's possession or under Custodian's control to which the failure relates.

Section 7. Access to Documents. Upon 48 hours prior written notice to Custodian, Purchaser (or if the Assignee has notified the Custodian pursuant to Section 3(b), Assignee) or the Seller and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and copy at their expense the Submission Packages, documents, records and other papers in possession of or under the control of Custodian relating to any or all of the Mortgage Loans in which Purchaser has an interest; provided, however, that Custodian will employ reasonable efforts to allow Purchaser immediate access in the event of a default by Seller as described in Section 6 above. Upon the request of Purchaser or Seller (or, if applicable, Assignee) and at the cost and expense of Purchaser or Seller (or, if applicable, Assignee), Custodian shall provide Purchaser (or, if applicable, Assignee) with copies of the Mortgage Notes, Assignments of Mortgage and other documents in Custodian's possession relating to any of the Mortgage Loans in which Purchaser (or, if applicable, Assignee) has an interest.

Section 8. Custodian's Fees and Expenses; Resignation and Removal of Custodian; Successor Custodian; Standard of Care

(a) Seller shall pay Custodian's fees for its services and shall reimburse it for any expense it has incurred under this Agreement in such amounts and in the manner set forth in Exhibit J of this Agreement. Notwithstanding the foregoing, Custodian has no right, interest, claim of any kind or lien on, and shall not attempt to place a lien on, any of the Mortgage Loans or proceeds thereof to secure the payment of its fees. Purchaser shall not have any liability or obligation to pay any such fees or expenses, and the duties of the Custodian hereunder shall be independent of Seller's performance of its obligations to the Custodian in respect of such fees and expenses.

(b) (1) In the event that Seller shall fail to pay to Custodian any fees and expenses due and owing to Custodian pursuant to the terms of Exhibit J, Custodian may resign and be discharged of the duties and obligations created by this Agreement by giving not less than thirty (30) days' written notice to Seller and Purchaser. Purchaser will assume responsibility for certifications not paid for by Seller during the thirty day written notice period. In addition, Greenwich shall reimburse Custodian for any direct out-of- pocket expenses, including but not limited to delivery and or overnight courier charges, incurred during such thirty (30) day notice period.

(2) Custodian may resign at any time and be discharged of the duties and obligations created by this Agreement by giving not less than sixty (60) days' written notice to Seller and Purchaser.

(3) Any resignation pursuant to Section 8(b)(1) or 8(b)(2) shall take effect upon the earlier of (a) the date specified in such notice or (b) the appointment of a successor Custodian by Purchaser and delivery of all Submission Packages and any portion of the related documents in Custodian's possession to the successor Custodian pursuant to Section 8(d).

(c) Purchaser may remove the Custodian at any time by giving not less than sixty- (60) days' written notice of such removal to Custodian. If Purchaser directs the removal of Custodian, Purchaser shall be responsible for all expenses associated with the transfer of the Submission Packages and any related documents in Custodian's possession and for any fees of the successor Custodian in excess of the fees of the initial Custodian hereunder.

(d) In the event of any resignation or removal pursuant to Section 8(b) or 8(c), Custodian shall promptly transfer to any successor Custodian appointed and designated by Purchaser all Submission Packages and related documents in Custodian's possession and the successor Custodian shall hold such Submission Packages and related documents in accordance with this Agreement. It Purchaser fails to appoint and designate a successor Custodian prior to the effective date of the resignation or removal of Custodian, then Custodian shall deliver possession and custody of the Submission Packages and any related documents in Custodian's possession to Purchaser at the address specified on the cover page hereof, or if a timely written designation is received by Custodian, to any designee of Purchaser.

(e) Custodian shall have responsibility only for the Submission Packages and the contents thereof which have been actually delivered to it and which have not been released to Seller, Purchaser, a Takeout Investor or Assignee or their respective agent or designee in accordance with this Agreement. The standard of care to be exercised by Custodian in the performance of its duties under this Agreement shall be to exercise the same degree of care as Custodian exercises when it holds mortgage loan documents as collateral agent for mortgage warehouse lenders. Custodian is an agent, bailee and custodian only and is not intended to be, nor shall it be construed to be, a representative (except only as agent, bailee and custodian), trustee or fiduciary of or for either Seller, a Takeout Investor, Purchaser or Assignee.

(f) Neither the Custodian nor any of its affiliates, directors, officers, agents, employees, representatives, counsel, or attorneys- in-fact shall incur any liability to any Entity for Custodian's acts or omissions hereunder, except for liabilities which (i) arise from its gross negligence or willful misconduct or (ii) solely with respect to the Purchaser, which arise from Custodian gross negligence or intentional failure to (A) issue an accurate Notice of Intent to Issue a Trust Receipt; provided, however, that no such liability shall be incurred with respect to the issuance of an inaccurate Notice of Intent to Issue a Trust Receipt if the defect causing such inaccuracy would not have been ascertainable by the Custodian applying the procedures expressly set forth in this Agreement, (B) issue a Trust Receipt which applies to a Mortgage Loan with respect to which the applicable procedures set forth in Section 4 hereof have been completed by the Custodian in accordance with this Agreement, (C) timely deliver the Submission Package in accordance with the Delivery Instructions or Purchaser's written instructions, as applicable, or (D) prevent the loss, damage or destruction of any document included in a Submission Package when held by Custodian; provided, however, Custodian shall have no liability hereunder if Custodian's failure to perform resulted from the inaction or action of any other Entity, other than Entities that are acting under the direct or indirect control of Custodian. Custodian's liability under this Agreement shall be limited to direct damages resulting from aforesaid. In addition Custodian shall not be liable, directly or indirectly, for (1) any losses, claims, damages, liabilities or expenses which would have been avoided had any Entity making a claim taken reasonable action to mitigate such losses, claims, damages, liabilities or expenses or (2) punitive, indirect, special or consequential damages, even if Custodian has been advised of the possibility of such damages; provided, however, that Purchaser's direct damages resulting from a decline in the market value of a Mortgage Loan caused solely by a fluctuation in market interest rates shall not be deemed special or consequential damages. The provisions of this Section 8 shall survive the resignation or removal of the Custodian and the termination of this Agreement.

(g) Custodian shall be entitled to rely upon the advice of its legal counsel or counsel to the other parties hereto from time to time and shall not be liable for any action or inaction by it in reliance upon such advice. Custodian also shall be entitled to rely upon any notice, document, correspondence, request or directive received by it from Seller, Takeout Investor, Purchaser or Assignee, as the case may be, that Custodian believes to be genuine and to have been signed or presented by the proper and duly authorized officer or representative thereof, and shall not be obligated to inquire as to the authority or power of any person so executing or presenting such documents or as to the truthfulness of any statements set forth therein.

(h) Seller hereby indemnifies, defends and holds Custodian harmless from and against any claim, legal action, liability or loss that is initiated against or incurred by Custodian, including court costs and reasonable attorney's fees and disbursements, in connection with Custodian's performance of its duties under this Agreement, including those involving ordinary negligence, but excluding those involving gross negligence or willful misconduct of Custodian.

(i) Custodian shall be required to perform such duties and only such duties as are specifically set forth in this Agreement, it being expressly understood that there are no implied duties hereunder. When this Agreement shall provide that the Custodian may undertake a duty, the Custodian shall incur no liability if it shall elect not to undertake such duty, and when this Agreement shall provide that the Custodian shall use its reasonable efforts to perform a duty, the Custodian shall incur no liability if, despite its use of reasonable efforts, it is unable to perform such duty or to complete such duty within any required time period.

(j) Custodian shall not be required by any provision of this Agreement to expend or risk its own funds in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(k) Custodian may rely on the validity of documents and, to the extent permitted hereby, oral communications delivered to it, without investigation as to their authenticity or legal effectiveness and Seller and Purchaser will jointly and severally hold the Custodian harmless from any claim which may arise or be asserted against the Custodian because of the invalidity of any such documents or oral communications or their failure to fulfill their intended purpose.

    If the Custodian shall have at any time received conflicting instructions from the Purchaser or the Seller with respect to any of the Custodian's Submission Packages, and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Custodian shall be entitled to rely exclusively on the instructions of the Purchaser.

(m) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

(n) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage Loan, Mortgage Note or Submission Package.

    The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, acts or war or terrorism, governmental regulations superimposed after the fact, earthquakes or other disasters.

    "Intentionally omitted".

(q) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Submission Package is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform it duties hereunder.

(r) Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution of filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(s) Under no circumstances shall the Custodian be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue such document, nor shall the Custodian be responsible for the value, form, substance, validity, perfection (other than by taking and if so instructed by Purchaser, continuing possession of all the documents constituting the Submission Packages and delivering the same in accordance with this Agreement), priority, effectiveness or enforceability of any of such documents.

(t) The Purchaser and the Seller agree that the Custodian may delegate any of its duties under this Agreement to any of its agents, attorneys-in-fact or affiliates. Any such affiliate (and such affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Custodian is entitled under this Agreement.

(u) The Custodian shall have no duty to ascertain whether or not any cash amount or payment has been received by the Seller, the Purchaser, or any third person.

Section 9. Assignment by Purchaser. Provided that any obligations owed to any Warehouse Lender have been satisfied and such Warehouse Lender has released its security interest in the Mortgage Loans, the Purchaser shall have free and unrestricted use of the Mortgage Loans and may assign all of its right, title and interest in and to some or all of the Mortgage Loans purchased by Purchaser pursuant to the Purchase Agreement and all rights of Purchaser under the Purchase Agreement (and this Agreement) in respect of such Mortgage Loans represented thereby to any Assignee. The Seller hereby irrevocably consents to any such assignment. Upon receipt of written notice to the Custodian of any such assignment in the form attached hereto as Exhibit L, the Custodian shall mark its records to reflect the pledge or assignment of the Mortgage Loans by the Purchaser to the Assignee. The Custodian's records shall reflect the pledge or assignment of the Mortgage Loans by the Purchaser to the Assignee until such time as the Custodian receives written instructions from the Purchaser with consent from the Assignee that the Mortgage Loans are no longer pledged or assigned by the Purchaser to the Assignee, at which time the Custodian shall change its records to reflect the release of the pledge or assignment of the Mortgage Loans, and that the Custodian is holding the Mortgage Loans, as custodian for, and for the benefit of, the Purchaser.

If the Purchaser has notified the Custodian in writing of such assignment or pledge by delivery to the Custodian of a written notice in the form of Exhibit L hereto, then, upon delivery of notice in the form of Exhibit G by Assignee to the Custodian of the Purchaser's default, Assignee may, subject to any limitations in any agreement between Assignee and the Purchaser, (i) require Custodian to act with respect to the related Mortgage Loans solely in the capacity of custodian for, and bailee of, Assignee, but nevertheless subject to and only in accordance with the terms of this Custodial Agreement, (ii) require Custodian to hold such Mortgage Loans for the exclusive use and benefit of Assignee, and (iii) assume the rights of the Purchaser under this Agreement to furnish instructions to the Custodian as to the disposition of such Mortgage Loans and such rights shall be exercisable solely by Assignee. In addition, within three (3) Business Days of receipt of such notice to the Custodian in the form of Exhibit G and receipt by the Custodian of the Trust Receipt from the Assignee, the Custodian shall deliver, in accordance with the written instructions of the Assignee, a Trust Receipt issued in the name of the Assignee and to the place indicated in any such written direction from the Assignee. The Custodian shall assume that any assignment from the Purchaser to Assignee is subject to no limitations that are not expressly set forth in this Custodial Agreement. Until such time as the Custodian receives notice in the form of Exhibit G from the Assignee that there exists an event of default with respect to a pledge or assignment of its interest in the Mortgage Loans and Mortgage Files, the Custodian shall take directions solely from Purchaser.

Section 10. Insurance. Custodian shall, at its own expense, maintain at all times during the existence of this Agreement such (a) fidelity insurance and (b) document hazard insurance as Custodian deems, from time to time, appropriate.

Section 11. Delivery of Submission Packages. Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with the delivery of Submission Packages related to Mortgage Loans in the performance of the Custodian's duties hereunder shall be delivered by the Seller to the Custodian prior to any shipment of any Mortgage Loans hereunder. Seller shall select shipper(s) from a list of shippers, approved by both Custodian and Purchaser, provided by Purchaser to Seller. Furthermore, Seller shall provide Custodian Delivery Instructions by 8:00 a.m. New York City time on the Delivery Date for same day shipment. The Seller will arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Submission Packages as the Seller deems appropriate. It is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, the Seller, arising out of actions of the Custodian consistent with instructions of the Seller (including, without limitation, losses or damages arising out of non-performance or faulty performance by a shipper). Any delivery of Submission Packages under this Agreement shall be by personal delivery, recognized courier delivery service, or registered or certified first class mail, postage prepaid, return receipt requested, as designated by the Seller. In no event shall Custodian permit delivery to be made by Seller or an agent of Seller.

Section 12. Representations, Warranties and Covenants.

(a) By Custodian. Custodian hereby represents and warrants to, and covenants with, Seller and Purchaser that, as of the date hereof and at all times while Custodian is performing services under this Agreement:

(i) Custodian is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

(ii) Custodian has the full power and authority to hold each Mortgage Loan and to execute, deliver and perform, and to enter into and perform its duties and obligations as contemplated by~~,~~ this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Custodian, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership, conservatorship or similar debtor relief laws and except that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law.

(b) By Seller. Seller hereby represents and warrants to, and covenants with, Custodian and Purchaser that, as of the date hereof and throughout the term of this Agreement:

(i) Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(ii) Seller has the full power and authority to hold each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by, this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership, conservatorship or similar debtor relief laws and except that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law.

(iii) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Purchaser's Wire Instructions to Seller; and

(iv) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Purchaser in the Request for Certification.

(c) By Purchaser. Purchaser hereby represents and warrants to, and covenants with, Custodian and Seller that, as of the date hereof and throughout the term of this Agreement:

(i) Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person;

(ii) Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

(iii) Purchaser has been furnished with all information regarding the related Mortgage Loans that it has requested from Seller;

(iv) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

(v) Purchaser has the full power and authority to hold each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership, conservatorship or similar debtor relief laws and except that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law.

Section 13. No Adverse Interests. By its acceptance of each Submission Package, Custodian covenants and warrants to Purchaser that: (a) as of the date and time of payment by Purchaser of the Release Payment, Custodian, solely in its capacity as Custodian, (i) holds no adverse interests, by way of security or otherwise, in the related Mortgage Loan, and (ii) has no interest in or lien upon the Submission Packages which it holds as Custodian for Purchaser; and (b) Custodian hereby waives and releases any such interest in such Mortgage Loan which it, acting solely in its capacity as Custodian, has or which it may thereafter acquire prior to the time of release of such Mortgage Loan from the terms of this Agreement.

Section 14. Amendments. This Agreement may be amended from time to time only by written agreement of Seller, Purchaser and Custodian.

Section 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 16. Agreement for Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns hereunder and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. This Agreement shall bind the parties hereto and their respective successors, but, except for the assignments provided in Sections 3(b), 8(r) and 9~~,~~ shall not be assigned or pledged by any party without the prior written consent of the other parties. Written notice from Assignee to Custodian (with a copy to Purchaser) that Purchaser has defaulted in any material respect under any funding or loan agreement relating to the financing of Purchaser's purchase of Mortgage Loans shall be conclusive for all purposes of this Agreement.

Section 17. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.

Section 19. Consent to Service. Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 20.

Section 20. Notices. Any notices, consents, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by facsimile or electronic transmission, or personally delivered at, or sent by overnight courier to the addresses of the parties hereto set forth on the cover page hereof or such other address as any party shall give in a notice to the other parties pursuant to this Section 20.

Custodian's Address: GMAC Bank
3710 Kennett Pike
Greenville, DE 19807
Attn: Chief Operating Officer

With a copy to:

GMAC Bank
100 Witmer Road
Horsham, PA 19044
Attn: General Counsel

With a copy to:

GMAC Bank
100 Century Parkway
Mt. Laurel, New Jersey 08054

Section 21. Certification. Custodian hereby acknowledges that each time it issues a Notice of Intent to Issue a Trust Receipt it is making an express representation and warranty to Purchaser that it has performed the Certification as specified in Sections 4(a) and (b) with respect to the related Mortgage Loan.

Section 22. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections and Exhibits in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits are part of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

IN WITNESS WHEREOF, Seller, Purchaser and Custodian have caused this Agreement to be duly executed as of the date and year first above written.

E-LOAN, INC., as Seller

By: /s/ _____________________________
Name: Steven Majerus
Title: Vice President of Capital Markets

GREENWICH CAPITAL

FINANCIAL PRODUCTS, INC., as Purchaser

By: /s/ _____________________________
Name: Michael Pillari
Title: Managing Director

GMAC BANK,

as Custodian

By: /s/ _____________________________
Name: John Doulong
Title: Senior Vice President

*Exhibits and schedules have been omitted in accordance with Item 601 of Regulation S-K, and will be provided upon request.